Exhibit 10.1

RED RIVER BANCSHARES, INC.
2018 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Subject to the terms and conditions of this Notice of Restricted Stock Award (this “Notice”), the Restricted Stock Award Agreement attached hereto (the “Award Agreement”), and the Red River Bancshares, Inc. 2018 Equity Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted the below number of Shares (the “Restricted Shares”) of Common Stock of Red River Bancshares, Inc., a Louisiana corporation (the “Company”). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan.
Identifying Information:

Participant Name	Date of Grant:
and Address:	Number of “Restricted Shares”:
Vesting Commencement Date:
Vesting Schedule:
Subject to the Participant’s continuous status as a Service Provider, and the terms of the Plan, this Notice and the Award Agreement, the Restricted Shares shall vest in accordance with the following vesting schedule (the “Vesting Schedule”):

Vesting Date	Vesting Percentage

Notwithstanding the foregoing, the Restricted Shares shall automatically become fully vested upon the earlier of: (i) the Participant’s Disability; (ii) the Participant’s death; (iii) the involuntary termination of Participant’s employee by the Company or the Bank, but excluding a termination for Cause; (iv) upon the Participant’s retirement if, on the date of retirement, the Participant has reached the age of sixty-five (65); and (v) immediately prior to the closing of a Change in Control.
Representations of the Participant:
The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to have such reviewed by his or her legal and tax advisers, and hereby attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. The Participant represents to the Company that he or she is familiar with the terms of this Notice, the Award Agreement and the Plan, and hereby accepts the Restricted Shares subject to all of their respective terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan shall be solely resolved by the Administrator.
[Signature Page Follows]

50017.0001 103533v2

IN WITNESS WHEREOF, the parties have executed this Notice of Restricted Stock Award on the date set forth below.

RED RIVER BANCSHARES, INC. By: Name: Title: Dated:	PARTICIPANT: Printed Name: Dated:

RED RIVER BANCSHARES, INC.
2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Restricted Stock Award (the “Notice”), this Restricted Stock Award Agreement (this “Award Agreement”), and the Red River Bancshares, Inc. 2018 Equity Incentive Plan (the “Plan”), Red River Bancshares, Inc., a Louisiana corporation (the “Company”) hereby grants the individual set forth in the Notice (the “Participant”) the number of Shares set forth in the Notice (the “Restricted Shares”). Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan.

1.Vesting Schedule and Risk of Forfeiture.
(a)    Vesting Schedule. Subject to the Participant’s continuous status with the Company or the Bank as a Service Provider and any other limitations set forth in the Notice, the Plan or this Award Agreement, the Restricted Shares shall vest in accordance with the Vesting Schedule provided in the Notice.
(b)    Risk of Forfeiture. The Restricted Shares shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the Restricted Shares subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if the Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Notice or this Award Agreement. Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested Restricted Shares shall be forfeited if the Participant’s continuous status as a Service Provider is terminated: (i) by the Company or the Bank for Cause; (ii) as a result of Employee’s resignation, or as a result of Employee’s retirement prior to reaching the age of sixty-five (65); (iii) or if the Participant breaches (as determined by the Board) any provisions of the Notice, this Award Agreement or the Plan. The Company shall implement any forfeiture under this Section 1 in a unilateral manner, without the Participant’s consent, and with no payment to the Participant, cash or otherwise, for any Restricted Shares that are forfeited pursuant to this Section 1(b). Upon forfeiture, neither Participant, nor any successors, heirs, assigns, or legal representatives of Employee shall thereafter have any rights or interest in the unvested Restricted Shares, which shall terminate on the date of forfeiture.

2.    Transfer Restrictions. The Restricted Shares issued to the Participant hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant (other than by will or by the laws of descent or distribution) prior to the date when the Restricted Shares become vested pursuant to the Vesting Schedule. Any attempt to transfer Restricted Shares in violation of this Section 2 shall be null and void and shall be disregarded. The terms of the Plan, the Notice and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

3.    Escrow of Restricted Shares. The Restricted Shares shall be represented by uncertificated shares designated for the Participant in book-entry registration on the records of the Company’s transfer agent or, at the discretion of the Company, by a stock certificate issued and registered in the Participant’s name, in each case subject to the restrictions set forth in the Plan and this Award Agreement. Any book-entry uncertificated shares or stock certificates evidencing the Restricted Shares shall be held in escrow by the Company until the Vesting Date. The Company (or its designee) shall have the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Award Agreement in accordance with the terms hereof. The Participant hereby acknowledges that the appointment of the Company (or its designee) as the escrow holder with respect to certificated Restricted Shares hereunder with the stated authorities is a material inducement to the Company to enter into this Award Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Participant agrees that such escrow holder shall not be liable to any party for any actions or omissions unless such escrow holder is grossly negligent relative thereto. Upon request by Participant, the Company shall issue and deliver to Participant a stock certificate (or electronic equivalent for uncertificated shares) evidencing any Restricted Shares that have vested in accordance with the Vesting Schedule, subject to satisfaction of any withholding obligations provided in Section 6 below, and reissue a stock certificate or certificates evidencing any remaining unvested Restricted Shares to be held by the Company in accordance with the terms of this Award Agreement.
4.    Additional Securities. Any securities or cash received as the result of an adjustment provided for in Section 15 of the Plan (the “Additional Securities”) shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including the Vesting Schedule. If the Additional Securities consist of a convertible security, the Participant may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates (or electronic equivalent for uncertificated shares) evidencing the Restricted Shares or the Additional Securities by reason of any transaction under Section 15 of the Plan, the escrow holder is authorized to deliver to the issuer the certificates (or electronic equivalent for uncertificated shares) evidencing the Restricted Shares or Additional Securities in exchange for the certificates or book-entry uncertificated shares of the replacement securities.
5.    Distributions; Other Rights. The Company shall disburse to the Participant all regular cash dividends with respect to the Restricted Shares and Additional Securities, whether vested or otherwise, less the amount to satisfy any applicable withholding obligations, on the same payment date dividends are disbursed to other stockholders of the Company. Such dividends shall be fully vested on the date the dividends are disbursed and shall not be subject to the Vesting Schedule. From and after the Grant Date, Participant shall have voting rights with respect to the Restricted Shares, which shall terminate with respect to any Restricted Shares that are forfeited in accordance with the terms of this Award Agreement.
6.    Taxes. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s receipt of (or purchase of), vesting in, or disposition of, the Restricted Shares.

(a)    Representations. The Participant has reviewed with his or her own tax advisors the tax consequences of this Award Agreement and the Restricted Shares granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company nor the Bank) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Award Agreement and the Restricted Shares granted hereunder.
(b)    Section 83(b) Election. The Participant hereby acknowledges that he or she has been informed that if he or she makes a timely election (the “Election”) pursuant to Section 83(b) of the Code to be taxed currently on any difference between the Fair Market Value of the Restricted Shares and any purchase price paid, this will result in a recognition of taxable income to the Participant on the date the Restricted Shares were granted. Absent such an Election, taxable income will be measured and recognized by the Participant at the time or times on which the Restricted Shares become vested. The Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the Restricted Shares granted pursuant to the Plan and this Award Agreement, and the advisability of filing the Election under Section 83(b) of the Code. THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S OR ANY AFFILIATE TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY, AFFILIATE OR THEIR REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.
(c)    Withholding Taxes. To the extent that the vesting or receipt of Restricted Shares or the lapse of any restrictions results in income to Participant for federal or state tax purposes, Participant shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or Shares of Common Stock of the Company received upon vesting of the Restricted Shares or otherwise owned by Participant, at Participant’s election, as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Participant fails to do so, the Company is authorized to withhold from the Shares of Common Stock deliverable as a result of the vesting of the Restricted Shares or from any cash or other form of remuneration then or thereafter payable to Participant an amount equivalent to any tax required to be withheld by reason of such resulting compensation income.
7.    Legality of Initial Issuance. No Restricted Shares shall be issued unless and until the Committee has determined that: (i) the Company and the Participant have taken all actions required to register the Restricted Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Restricted Shares are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other Applicable Law has been satisfied.

8.    Restrictive Legends. If a share certificate is issued, such share certificate evidencing the Restricted Shares issued hereunder, if applicable, shall be endorsed with the following legends (in addition to any legend required under applicable U.S. federal, state securities laws and under any other Applicable Law):
THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE CORPORATION AND THE INITIAL HOLDER OF THE RESTRICTED STOCK.  THE RESTRICTED STOCK AGREEMENT PROVIDES FOR FORFEITURE OF THE STOCK IN CERTAIN CIRCUMSTANCES, AND IMPOSES RESTRICTIONS ON THE TRANSFER OF THESE SHARES.  THE RESTRICTED STOCK AGREEMENT IS ON DEPOSIT AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED BY THE CORPORATION TO THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST.
However, in instances where Restricted Shares are represented by uncertificated shares, this Section 8 shall apply only to the extent administratively practical.
9.    Restrictions on Transfer.
(a)    Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein and applicable law, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(b)    Rights of the Company. The Company shall not (i) record on its books the transfer of any Restricted Shares that have been sold or transferred in contravention of this Award Agreement or (ii) treat as the owner of Restricted Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Restricted Shares have been transferred in contravention of this Award Agreement. Any transfer of Restricted Shares not made in conformance with this Award Agreement shall be null and void and shall not be recognized by the Company.
10.    Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed to be effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
11.    Successors and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

12.    Assignment. Except as otherwise provided in this Award Agreement, the Participant shall not assign any of his or her rights under the Notice or this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under the Notice or this Award Agreement, but no such assignment shall release the Company of its obligations pursuant to the Notice or this Award Agreement.
13.    Construction; Severability. The captions used in this Award Agreement are inserted for convenience and shall not be deemed to be a part of the Award Agreement for construction or interpretation. Except where otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.
14.    Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement shall be final, conclusive and binding on the Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the Restricted Shares or Shares hereunder shall be submitted by the Participant to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all parties.
15.    Counterparts. This Award Agreement may be signed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and is to be construed as, one and the same Award Agreement. A facsimile or electronic scan in a “.pdf” format transmission of a signed counterpart of this Award Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.
16.    Entire Agreement; Governing Law; and Amendments. The provisions of the Plan and the Notice are incorporated herein by reference. The Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Louisiana applicable to contracts executed in and to be performed in that State.
17.    Venue. The Company, the Participant and the Participant’s executors, administrators, heirs, successors and assigns agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan shall be brought in a court of competent jurisdiction in Rapides Parish, Louisiana and that all parties shall submit to the jurisdiction of such court. and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 17 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
18.    No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUOUS STATUS AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE BANK (NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE COVERED SHARES GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S, THE BANK’S OR THEIR RESPECTIVE AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
19.    Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.
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